As filed with the Securities and Exchange Commission on March 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

908 DEVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4524096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

44 3rd Avenue

Burlington, MA 01803
(857) 254-1500

(Address of Principal Executive Offices)

908 Devices Inc. 2020 Stock Option and Incentive Plan

908 Devices Inc. 2026 Inducement Plan

(Full Title of the Plans)

Kevin J. Knopp

Chief Executive Officer

44 3rd Avenue

Burlington, MA 01803

(857) 254-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht
Eric Blanchard
Cooley LLP
500 Boylston St, 14th Floor
Boston, MA 02116
(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 1,452,875 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), to be issued under the Registrant’s 2020 Stock Option and Incentive Plan (the “2020 Plan”). The number of shares of Common Stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2022, by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (ii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2020 Plan). Shares available for issuance under the 2020 Plan were previously registered on the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2020 (No. 333-251755), March 11, 2022 (No. 333-263485), March 15, 2023 (No. 333-270574), March 8, 2024 (No. 333-277800), and March 7, 2025 (No. 333-285627) (collectively, the “Prior Registration Statements”). The information contained in the Prior Registration Statements related to the 2020 Plan is hereby incorporated by reference pursuant to General Instruction E.

In addition, the Registrant is also filing this Registration Statement to register 1,000,000 shares under the Registrant’s 2026 Inducement Plan (the “Inducement Plan”). On February 26, 2026, the Registrant’s Board of Directors (the “Board”) unanimously adopted the Inducement Plan and reserved 1,000,000 shares to be used exclusively for grants of equity-based awards to such individuals who were not previously employees or directors of the Registrant as a material inducement to such individuals’ entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan was adopted by the Board, including a majority of the Registrant’s independent directors, without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein. In addition, the following documents the Registrant filed with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 9, 2026;

(b) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, but only to the extent such information is incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(c) The description of the Registrant’s Common Stock, which is contained in the registration statement on Form 8-A filed with the SEC on December 17, 2020 (File No. 001-39815), including any amendment or report filed for the purpose of updating such description; and

(d) All documents, reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders that is not deemed filed under such provisions of the Exchange Act or information furnished under Item 2.02 or Item 7.01 of Form 8-K or exhibits furnished under Item 9.01 on Form 8-K that relate to such items.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit No.	Description
4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on November 25, 2020).
4.2	Amended and Restated By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on December 14, 2020).
5.1*	Opinion of Cooley LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250954) filed with the SEC on December 14, 2020).
99.2*	2026 Inducement Plan and forms of award agreements thereunder.
107.1*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Burlington, Massachusetts, on the 9th day of March, 2026.

908 DEVICES INC.

By:	/s/ Kevin J. Knopp, Ph.D.
Kevin J. Knopp, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Kevin J. Knopp, Ph.D., Joseph H. Griffith IV and Mark S. Levine, who may each act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Kevin J. Knopp, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2026
Kevin J. Knopp, Ph.D.

/s/ Joseph H. Griffith IV	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2026
Joseph H. Griffith IV

/s/ E. Kevin Hrusovsky	Chairman of the Board of Directors	March 9, 2026
E. Kevin Hrusovsky

/s/ Keith L. Crandell	Director	March 9, 2026
Keith L. Crandell

/s/ Fenel M. Eloi	Director	March 9, 2026
Fenel M. Eloi

/s/ Christopher D. Brown, Ph.D.	Director	March 9, 2026
Christopher D. Brown, Ph.D.

/s/ Brandi C. Vann, Ph.D.	Director	March 9, 2026
Brandi C. Vann, Ph.D.

/s/ Mark Spoto	Director	March 9, 2026
Mark Spoto

/s/ Tony J. Hunt	Director	March 9, 2026
Tony J. Hunt

/s/ Michele M. Leonhart	Director	March 9, 2026
Michele M. Leonhart